EXHIBIT 99.1

Contact:

Wayne D. Mackie	Jim Buckley
Executive Vice President, CFO	Executive Vice President
Charles River Associates	Sharon Merrill Associates, Inc.
617-425-3740	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) ANNOUNCES FOURTH-QUARTER
AND FULL-YEAR FISCAL 2011 FINANCIAL RESULTS

Litigation and Management Consulting Drive Sequential Q4 Growth
and Increased Profitability; Company Concludes Fiscal 2011 with Year-Over-Year Improvement

BOSTON, February 16, 2012 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing management, economic and financial consulting services, today announced fourth-quarter financial results for the 13 weeks ended December 31, 2011. Fourth-quarter 2011 revenue was $75.0 million compared with $71.0 million for the 13-week third quarter of fiscal 2011 and $75.9 million for the 12-week fourth quarter of fiscal 2010, ended November 27, 2010.  Non-GAAP revenue for the fourth quarter of 2011 was $73.1 million compared with $69.4 million for the third quarter of fiscal 2011 and $74.5 million for the 12-week fourth quarter of fiscal 2010.

Net income for the fourth quarter of fiscal 2011 was $4.4 million, or $0.42 per diluted share. This compares with net income for the third quarter of fiscal 2011 of $3.7 million, or $0.34 per diluted share, and net income of $1.8 million, or $0.17 per diluted share, for the fourth quarter of fiscal 2010. Non-GAAP net income for the fourth quarter of fiscal 2011 was $4.3 million, or $0.40 per diluted share, compared with $3.3 million, or $0.31 per diluted share, for the third quarter of fiscal 2011 and $3.7 million, or $0.35 per diluted share, for the fourth quarter of fiscal 2010.

A complete reconciliation between revenue, net income and net income per share on a GAAP and non-GAAP basis for the fourth quarters of fiscal 2011 and fiscal 2010, the third quarter of fiscal 2011, and for fiscal 2011 and fiscal 2010 is provided in the financial tables at the end of this release.

Comments on the Fourth Quarter

“We concluded fiscal 2011 with a solid fourth-quarter performance and sequential revenue growth across both our Litigation and Management Consulting businesses,” said Paul Maleh, CRA’s President and Chief Executive Officer.  “Within the Litigation business, our Competition, Finance and Life Sciences practices were standout performers in the quarter reflecting ongoing assignments and new project wins.  The performance of the Management Consulting business improved in the fourth quarter due to new engagements and growth across the portfolio.”

“The broad-based demand for our services in the quarter was evident in our utilization rate of 74%,” Maleh said. “For the second half of this fiscal year, our results were in-line with our previously announced goal of low-to-mid 70s percent utilization.  We achieved a non-GAAP operating margin of 10.0% in the fourth quarter, reaching double-digit non-GAAP operating margins in three of the four quarters of fiscal 2011.  For the full year, our non-GAAP operating margin was 9.8%.  As a result of our improved operating margin, as well as strong billing and collection efforts, our cash, cash equivalents, and short-term investments increased by nearly $22 million to $76 million as of December 31, 2011, compared with the end of the third quarter.”

Full-Year Fiscal 2011 Results

Revenue for fiscal 2011 was $305.2 million compared with $287.4 million for fiscal 2010.  Non-GAAP revenue for fiscal 2011 grew more than 6% to $299.1 million, compared with $281.0 million for fiscal 2010.

Net income for fiscal 2011 was $16.9 million, or $1.57 per diluted share, compared with fiscal 2010 net income of $2.6 million, or $0.24 per diluted share.  Non-GAAP net income in fiscal 2011 increased 82% to $17.1 million, or $1.60 per diluted share, compared with 2010 non-GAAP net income of $9.4 million, or $0.87 per diluted share.

Comments on Fiscal 2011

“Our results for fiscal 2011 reflect good momentum in generating broad-based growth across our lines of business and in benefitting from a more efficient and scalable infrastructure,” Maleh said.  “During the year, we deepened client relationships, simplified internal processes, better allocated our resources, and delivered profitable growth across the company. We concluded fiscal 2011 with more than 6% non-GAAP annual revenue growth and an 82% year-over-year increase in non-GAAP net income. As a result, we enter fiscal 2012 in a strong position for continued profitable growth.”

Outlook

“Looking ahead, we anticipate continued revenue growth of approximately 6% for 2012, which is consistent with the growth we achieved in 2011,” Maleh said.  “While we remain cautious about our clients’ spending environment and the potential weakness in Europe, we are expecting overall demand for our services will remain relatively stable in fiscal 2012, and we are targeting a utilization rate for the full year in the low-to-mid 70s.”

“We will continue to focus on improving operating leverage across the firm.  The revenue growth we are anticipating for 2012 should help further drive our margin performance.  As a result, we currently are targeting an increase in our annual non-GAAP operating margin to approximately 11% by the fourth quarter of fiscal 2012.  With $76 million in cash and a $60 million unused credit line at the end of fiscal 2011, we believe we have significant financial flexibility to aggressively pursue consultants and acquisition opportunities that can help drive additional growth in our practices,” Maleh concluded.

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call this morning at 9:00 a.m. ET to discuss its fourth-quarter fiscal 2011 financial results.  To listen to a live webcast of the call, please visit the Company’s website at http://www.crai.com prior to the event’s broadcast.  To listen to the call via telephone, dial (201) 689-8881 or (877) 709-8155.  Interested parties unable to participate in the live call may access an archived version of the webcast on CRA’s website.

In combination with this press release, CRA will be providing prepared remarks by its CFO Wayne Mackie under “Conference Call Materials” in the investor relations section on the Company’s website at http://www.crai.com.  These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)

Charles River Associates® is a global consulting firm specializing in litigation, regulatory, and financial consulting, and management consulting. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout North America, Europe, the Middle East, and Asia. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at http://www.crai.com.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP financial information.  The Company believes the use of non-GAAP measures in addition to GAAP measures is an additional useful method for evaluating its results of operations.  The Company believes that presenting its financial results excluding certain restructuring costs, expenses related to the repurchase of its convertible bonds, and the results of the Company’s NeuCo subsidiary is important to investors and management because it is more indicative of the Company’s ongoing operating results and financial condition.  These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated.  The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Specifically, for the fourth and third quarters of fiscal 2011, the Company has excluded NeuCo’s results.  For the fourth quarter of fiscal 2010 and full-year fiscal 2010 results, the Company has excluded certain restructuring costs, expenses related to bond repurchases and NeuCo’s results.  For full year fiscal 2011, the Company has excluded certain restructuring costs and NeuCo’s results.

Statements in this press release concerning the future business, operating results, estimated cost savings, and financial condition of the Company and statements using the terms “anticipates,” “believes,” “expects,” “should,” or similar expressions are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain, and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual performance or results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s restructuring costs and attributable annual cost savings, changes in the Company’s effective tax rate, share dilution from the Company’s stock-based compensation, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, factors related to its completed acquisitions, including integration of personnel, clients and offices, and unanticipated expenses and liabilities, the risk of impairment write downs to the Company’s intangible assets, including goodwill, if the Company’s enterprise value declines below certain levels, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect the Company’s practice areas, management of new offices, the potential loss of clients, the ability of customers to terminate the Company’s engagements on short notice, dependence on the growth of the Company’s management consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, general economic conditions, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s periodic filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE QUARTER ENDED DECEMBER 31, 2011 COMPARED TO THE QUARTER ENDED NOVEMBER 27, 2010

(In thousands, except per share data)

	Quarter Ended December 31, 2011 (1)					Quarter Ended November 27, 2010 (1)
		GAAP	Adjustments to		Non-GAAP		GAAP	Adjustments to	Adjustments to	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	GAAP Results	GAAP Results	Non-GAAP	% of
	Results	Revenues	(NeuCo) (2)	Results	Revenues	Results	Revenues	(Restructuring) (3)	(Bond Buyback) (4)	(NeuCo) (2)	Results	Revenues

Revenues	$74,973	100.0%	$1,847	$73,126	100.0%	$75,862	100.0%	$—	$—	$1,345	$74,517	100.0%
Costs of services	47,521	63.4%	308	47,213	64.6%	51,771	68.2%	1,692	—	426	49,653	66.6%
Gross profit (loss)	27,452	36.6%	1,539	25,913	35.4%	24,091	31.8%	(1,692)	—	919	24,864	33.4%

Selling, general and administrative expenses	18,223	24.3%	916	17,307	23.7%	17,725	23.4%	43	—	1,092	16,590	22.3%
Depreciation and amortization	1,269	1.7%	10	1,259	1.7%	1,299	1.7%	48	—	61	1,190	1.6%
Income (loss) from operations	7,960	10.6%	613	7,347	10.0%	5,067	6.7%	(1,783)	—	(234)	7,084	9.5%

Interest and other income (expense), net	(63)	-0.1%	(38)	(25)	0.0%	(985)	-1.3%	—	(244)	(58)	(683)	-0.9%
Income (loss) before (provision) benefit for income taxes and noncontrolling interest	7,897	10.5%	575	7,322	10.0%	4,082	5.4%	(1,783)	(244)	(292)	6,401	8.6%
(Provision) benefit for income taxes	(3,347)	-4.5%	(288)	(3,059)	-4.2%	(2,668)	-3.5%	311	102	(412)	(2,669)	-3.6%
Net income (loss)	4,550	6.1%	287	4,263	5.8%	1,414	1.9%	(1,472)	(142)	(704)	3,732	5.0%
Net (income) loss attributable to noncontrolling interest, net of tax	(101)	-0.1%	(101)	—	0.0%	358	0.5%	—	—	358	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$4,449	5.9%	$186	$4,263	5.8%	$1,772	2.3%	$(1,472)	$(142)	$(346)	$3,732	5.0%

Net income per share attributable to CRA International, Inc.:
Basic	$0.43			$0.41		$0.17					$0.35
Diluted	$0.42			$0.40		$0.17					$0.35

Weighted average number of shares outstanding:
Basic	10,399			10,399		10,556					10,556
Diluted	10,636			10,636		10,683					10,683

(1)	The quarter ended December 31, 2011 includes thirteen weeks of operating results and the quarter ended November 27, 2010 includes twelve weeks of operating results.

(2)	These adjustments include activity related to NeuCo in the Company’s GAAP results.

(3)

During the quarter ended November 27, 2010, the Company incurred pre-tax expenses of $1.8 million and related income tax benefit of $0.3 million principally associated with employee workforce reductions designed to reduce costs and improve profitability.

(4)

During the quarter ended November 27, 2010, the Company repurchased $25.7 million of its convertible bonds, at a discount. Under FASB Accounting Standards Codification Topic 470-20, “Debt”, this resulted in a $0.2 million loss on a pre-tax basis.

CRA INTERNATIONAL, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011 COMPARED TO THE FISCAL YEAR ENDED NOVEMBER 27, 2010

(In thousands, except per share data)

	Fiscal Year Ended December 31, 2011 (1)						Fiscal Year Ended November 27, 2010 (1)
		GAAP	Adjustments to	Adjustments to		Non-GAAP		GAAP	Adjustments to	Adjustments to	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	GAAP Results	GAAP Results	Non-GAAP	% of
	Results	Revenues	(Restructuring) (2)	(NeuCo) (3)	Results	Revenues	Results	Revenues	(Restructuring) (4)	(Bond Buyback) (5)	(NeuCo) (3)	Results	Revenues

Revenues	$305,228	100.0%	$—	$6,156	$299,072	100.0%	$287,424	100.0%	$—	$—	$6,410	$281,014	100.0%
Costs of services	199,383	65.3%	—	1,385	197,998	66.2%	197,140	68.6%	5,379	—	1,794	189,967	67.6%
Gross profit (loss)	105,845	34.7%	—	4,771	101,074	33.8%	90,284	31.4%	(5,379)	—	4,616	91,047	32.4%

Selling, general and administrative expenses	71,752	23.5%	1,020	3,882	66,850	22.4%	73,900	25.7%	2,992	—	5,191	65,717	23.4%
Depreciation and amortization	5,029	1.6%	—	30	4,999	1.7%	5,983	2.1%	235	—	245	5,503	2.0%
Income (loss) from operations	29,064	9.5%	(1,020)	859	29,225	9.8%	10,401	3.6%	(8,606)	—	(820)	19,827	7.1%

Interest and other income (expense), net	(981)	-0.3%	—	(162)	(819)	-0.3%	(4,168)	-1.5%	—	(669)	(182)	(3,317)	-1.2%
Income (loss) before (provision) benefit for income taxes and noncontrolling interest	28,083	9.2%	(1,020)	697	28,406	9.5%	6,233	2.2%	(8,606)	(669)	(1,002)	16,510	5.9%
(Provision) benefit for income taxes	(11,138)	-3.6%	379	(254)	(11,263)	-3.8%	(4,273)	-1.5%	2,834	277	(279)	(7,105)	-2.5%
Net income (loss)	16,945	5.6%	(641)	443	17,143	5.7%	1,960	0.7%	(5,772)	(392)	(1,281)	9,405	3.3%
Net (income) loss attributable to noncontrolling interest, net of tax	(94)	0.0%	—	(94)	—	0.0%	626	0.2%	—	—	626	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$16,851	5.5%	$(641)	$349	$17,143	5.7%	$2,586	0.9%	$(5,772)	$(392)	$(655)	$9,405	3.3%

Net income per share attributable to CRA International, Inc.:
Basic	$1.60				$1.62		$0.24					$0.88
Diluted	$1.57				$1.60		$0.24					$0.87

Weighted average number of shares outstanding:
Basic	10,555				10,555		10,643					10,643
Diluted	10,739				10,739		10,773					10,773

(1) The fiscal years ended December 31, 2011 and November 27, 2010 each include fifty-two weeks of operating results.

(2) During the fiscal year ended December 31, 2011, the Company incurred pre-tax expenses of $1.0 million and related income tax benefit of $0.4 million principally associated with leased office space at the former Houston, TX office.

(3) These adjustments include activity related to NeuCo in the Company’s GAAP results.

(4) During the fiscal year ended November 27, 2010, the Company incurred pre-tax expenses of $8.6 million and related income tax benefit of $2.8 million principally associated with an employee workforce reduction designed to better align staffing levels with revenue, closing the Houston, TX office, office space reductions in Boston and Chicago, and restructuring select practice areas.

(5)  During the fiscal year ended November 27, 2010, the Company repurchased $40.7 million of its convertible bonds at a discount.  Under FASB Accounting Standards Codification Topic 470-20, “Debt”, this resulted in a $0.7 million loss on a pre-tax basis.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE QUARTER ENDED DECEMBER 31, 2011 COMPARED TO THE QUARTER ENDED OCTOBER 1, 2011

(In thousands, except per share data)

	Quarter Ended December 31, 2011 (1)					Quarter Ended October 1, 2011 (1)
		GAAP	Adjustments to		Non-GAAP		GAAP	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	Non-GAAP	% of
	Results	Revenues	(NeuCo) (2)	Results	Revenues	Results	Revenues	(NeuCo) (2)	Results	Revenues

Revenues	$74,973	100.0%	$1,847	$73,126	100.0%	$71,007	100.0%	$1,619	$69,388	100.0%
Costs of services	47,521	63.4%	308	47,213	64.6%	46,571	65.6%	288	46,283	66.7%
Gross profit	27,452	36.6%	1,539	25,913	35.4%	24,436	34.4%	1,331	23,105	33.3%

Selling, general and administrative expenses	18,223	24.3%	916	17,307	23.7%	17,013	24.0%	837	16,176	23.3%
Depreciation and amortization	1,269	1.7%	10	1,259	1.7%	1,209	1.7%	5	1,204	1.7%
Income from operations	7,960	10.6%	613	7,347	10.0%	6,214	8.8%	489	5,725	8.3%

Interest and other income (expense), net	(63)	-0.1%	(38)	(25)	0.0%	(256)	-0.4%	(39)	(217)	-0.3%
Income before (provision) benefit for income taxes and noncontrolling interest	7,897	10.5%	575	7,322	10.0%	5,958	8.4%	450	5,508	7.9%
(Provision) benefit for income taxes	(3,347)	-4.5%	(288)	(3,059)	-4.2%	(2,060)	-2.9%	148	(2,208)	-3.2%
Net income	4,550	6.1%	287	4,263	5.8%	3,898	5.5%	598	3,300	4.8%
Net income attributable to noncontrolling interest, net of tax	(101)	-0.1%	(101)	—	0.0%	(238)	-0.3%	(238)	—	0.0%
Net income attributable to CRA International, Inc.	$4,449	5.9%	$186	$4,263	5.8%	$3,660	5.2%	$360	$3,300	4.8%

Net income per share attributable to CRA International, Inc.:
Basic	$0.43			$0.41		$0.35			$0.31
Diluted	$0.42			$0.40		$0.34			$0.31

Weighted average number of shares outstanding:
Basic	10,399			10,399		10,557			10,557
Diluted	10,636			10,636		10,701			10,701

(1) The quarters ended December 31, 2011 and October 1, 2011 each include thirteen weeks of operating results.

(2) These adjustments include activity related to NeuCo in the Company’s GAAP results.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	January 1,
	2011	2011

Assets
Cash and cash equivalents and short-term investments	$76,082	$87,505
Accounts receivable and unbilled, net	84,720	82,695
Other current assets	29,122	21,830
Total current assets	189,924	192,030

Property and equipment, net	21,611	17,618
Goodwill and intangible assets, net	143,126	143,828
Other assets	17,446	13,889
Total assets	$372,107	$367,365

Liabilities and shareholders’ equity
Current liabilities	$82,273	$91,497
Long-term liabilities	21,427	20,444
Total liabilities	103,700	111,941

Total shareholders’ equity	268,407	255,424
Total liabilities and shareholders’ equity	$372,107	$367,365